UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 14, 2013

TIDEWATER INC.

(Exact name of registrant as specified in its charter)

Delaware	1-6311	72-0487776
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Poydras Street, Suite 1900 New Orleans, Louisiana	70130
(Address of principal executive offices)	(Zip Code)

(504) 568-1010

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company notes that certain statements set forth in this Current Report on Form 8-K provide other than historical information and are forward looking. The actual achievement of any forecasted results, or the unfolding of future economic or business developments in a way anticipated or projected by the Company, involve numerous risks and uncertainties that may cause the Company’s actual performance to be materially different from that stated or implied in the forward-looking statement. Among those risks and uncertainties, many of which are beyond the control of the Company, include, without limitation, volatility in worldwide energy demand and oil and gas prices; fleet additions by competitors and industry overcapacity; changes in capital spending by customers in the energy industry for offshore exploration, field development and production; changing customer demands for vessel specifications, which may make some of our older vessels technologically obsolete for certain customer projects or in certain markets; uncertainty of global financial market conditions and difficulty in accessing credit or capital; acts of terrorism and piracy; significant weather conditions; unsettled political conditions, war, civil unrest and governmental actions, such as expropriation or enforcement of customs or other laws that are not well developed or consistently enforced, especially in higher political risk countries where we operate; foreign currency fluctuations; labor changes proposed by international conventions; increased regulatory burdens and oversight; and enforcement of laws related to the environment, labor and foreign corrupt practices. Readers should consider all of these risk factors as well as other information contained in this report.

On May 14, 2013, the Company, through a subsidiary, entered into an agreement to purchase Troms Offshore Supply AS, a Norwegian company (“Troms Offshore”). The Troms Offshore fleet is expected to include five deepwater platform supply vessels (“PSVs”), with another deepwater PSV under construction and an option to build a seventh vessel. The purchase price includes a $150 million cash payment and the assumption of approximately $245 million of combined Troms Offshore obligations, compromised of net interest-bearing debt and the remaining installment payments on vessels under construction. The stock purchase agreement also contemplates possible additional cash consideration, the payment of which is contingent upon the future financial results of Troms Offshore in 2014 through 2017. The acquisition is expected to be completed in the second quarter of 2013, subject to certain approvals.

The press release is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference as if fully set forth.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are furnished with this Form 8-K:

99.1	Press Release dated May 14, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIDEWATER INC.

By:	/s/ Quinn P. Fanning
Quinn P. Fanning
Executive Vice President and Chief Financial Officer

Date: May 14, 2013

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